UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K/A#1

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 15, 1999

                          TRANSMEDIA ASIA PACIFIC, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                      13-3760219
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)

                 11 St. James's Square, London SW1Y 4LB, England
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           (Address of principal executive offices including zip code)

                               011-44-171-930-0706
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                     (Telephone number including area code)

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                 TRANSMEDIA ASIA PACIFIC, INC. AND SUBSIDIARIES

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Item 2. Acquisition or Disposal of Assets

On June 15, 1999 Transmedia Asia Pacific, Inc. (the "Company") and Transmedia Europe, Inc. ("TME") purchased from William D. Marks, Donna M. Marks, Kevin R. Drewyer and Direct Investors, Inc. (collectively the "Sellers") 100% of the membership interests of DSS Direct Connect, L.L.C. ("DBS Direct"). TME is a Delaware corporation. The Company and TME have worked closely together for a number of years and are joint owners of a number of member benefit businesses. The Company and TME each acquired 50% of the outstanding capital stock of DBS Direct.

DBS Direct is head quartered in Seattle where it commenced operations in July 1998.DBS Direct has the right, on a preferred basis, to provide localized turn-key sales and installation services for DirecTV and USSB, the leading providers of digital, "direct-to-the-home" multi-channel video programming services. The DBS Direct contracts with DirecTV and its programming partner will allow it to become the first nationwide telemarketing, door-to-door sales, and full-service installer of DirecTV's Digital Broadcast Satellite in the United States. DBS Direct has two contracts with DirecTV and USSB, one covering Single Family Units ("SFU's") and the other covering Multi-Dwelling Units ("MDU's"). The "SFU" contract grants DBS Direct the right to an initial coverage area which includes 12 major metropolitan markets in the United States, representing approximately 25 million television households, or 25% of the total television households in the United States. DirecTV will add additional SFU markets to the DBS Direct SFU coverage upon successful launch of its services in currently contracted markets. The "MDU" contract grants DBS Direct the entire continental United States as its territory, an additional 25 million television households.

The transaction (the "Acquisition") was consummated pursuant to an Equity Purchase Agreement dated May 10, 1999, as amended June 11, 1999 (the "Acquisition Agreement") among the Company, DBS Direct, the Sellers and TME. The consideration paid by the Company for its 50% interest in DBS Direct comprised 4,589,732 shares of the Company's common stock. TME paid a consideration of 4,831,057 shares of its common stock for the remaining 50% of DBS Direct. In addition, the Company and TME each contributed $500,000 (five hundred thousand dollars) to the capital of DBS Direct at the closing of the Acquisition. Such capital contribution was used to repay existing indebtedness of DBS Direct. Additionally, the Company and TME have agreed to each contribute a further $875,000 (eight hundred seventy five thousand dollars) to the capital of DBS Direct to fund the expansion of its network of sales offices nationally.

Pursuant to the terms of the Acquisition Agreement, William D. Marks entered into an employment agreement with DBS Direct and joined the board of directors of both the Company and TME. The employment agreement is for a period of three years and provides for an annual salary of $175,000. Mr. Marks will serve as President of DBS Direct. The employment agreement also provides for participation in any incentive stock option plans which may be established in the future by the Company and TME.


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Item 7. Financial Statements and Exhibits

(a)   Financial Statements of the Business Acquired

      In accordance with Rule 210.3-05(b) of regulation S-X the audited financial statements of DBS Direct covering the period from inception on March 3, 1998 to September 30, 1998 and the period October 1, 1998 to June 14, 1999 are attached to this report as Exhibit 99.5(a).

(b)   Pro Forma Financial Information

      The pro-forma unaudited consolidated balance sheets as of September 30, 1998 and March 31, 1999 are presented as if the acquisition of DBS Direct had occurred on March 3, 1998 the date of inception of DBS Direct. The pro-forma unaudited consolidated statement of operations for the year ended September 30, 1998 and the six months ended March 31, 1999 are presented as if the acquisition of DBS Direct had occurred on March 3, 1998, the date of inception of DBS Direct. The pro-forma data is presented for informational purposes only and may not be indicative of future results of operations and the future financial position of the Company or what the results of operations and financial position of the Company would have been if the acquisition of DBS Direct had occurred on the dates set forth. The pro-forma financial information should be read in conjunction with the historic financial statements of the Company and notes thereto.

(c)   Exhibits

      10.2(h) Equity Purchase Agreement dated May 10, 1999 by and among DSS
              Direct Connect, L.L.C., William D. Marks, Donna M. Marks, Kevin R. Drewyer, Direct Investors, Inc. Transmedia Europe, Inc. and Transmedia Asia Pacific, Inc., as amended June 11, 1999. *

      99.5(a) Audited financial statements of DSS Direct Connect LLC covering the period from inception on March 3, 1998 to September 30, 1998 and the period October 1, 1998 to June 14, 1999 together with unaudited pro-forma financial information.

      *       Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSMEDIA ASIA PACIFIC, INC.


By: /s/ Grant White
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Chief Executive Officer and Principal Accounting Officer


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